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                                                                   Exhibit 23(g)

                                CUSTODY AGREEMENT

                                 by and between

                    LINCOLN VARIABLE INSURANCE PRODUCTS TRUST

                                       And

                                MELLON BANK, N.A.

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                                TABLE OF CONTENTS

SECTION                                                                     PAGE
-------                                                                     ----
1.  ESTABLISHMENT OF ACCOUNT                                                   1
2.  RELEASE OF PROPERTY                                                        1
3.  AUTHORIZED PARTIES                                                         1
4.  AUTHORIZED INSTRUCTIONS                                                    2
5.  DIRECTED POWERS OF CUSTODIAN                                               3
6.  DISCRETIONARY POWERS OF CUSTODIAN                                          3
7.  DUTIES OF CUSTODIAN                                                        4
8.  DEPOSIT OF CLIENT ASSETS IN SECURITY SYSTEM                                6
9.  CONTRACTUAL INCOME AND SETTLEMENT; MARKET PRACTICE
    SETTLEMENTS                                                                6
10. TAX LAW                                                                    7
11. NON-ACCOUNT ASSETS                                                         8
12. REPORTING AND RECORDKEEPING                                                8
13. STANDARD OF CARE                                                           9
14. FORCE MAJEURE                                                              9
15. COMPENSATION AND EXPENSES                                                 10
16. INDEMNIFICATION                                                           10
17. AMENDMENT OR TERMINATION                                                  10
18. GOVERNING LAW AND LEGAL PROCEEDINGS                                       11
19. PRIOR AGREEMENTS                                                          11
20. REPRESENTATIONS                                                           11
21. NECESSARY PARTIES                                                         11
22. EXECUTION IN COUNTERPARTS                                                 11
23. SUCCESSORS AND ASSIGNS                                                    11
24. SHAREHOLDER COMMUNICATIONS                                                11
TAXPAYER IDENTIFICATION NUMBER CERTIFICATION                                  14
SCHEDULE 1                                                                    15
SCHEDULE 2                                                                    16
SCHEDULE 6.b.                                                                 20
SCHEDULE 15                                                                   29
APPENDIX A                                                                    34

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                                CUSTODY AGREEMENT

     THIS CUSTODY AGREEMENT ("Agreement") is effective as of April 30, 2003, by and between LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, a business trust organized and existing under the laws of the State of Delaware (the "Trust"), on behalf of its series listed on Schedule 1 (the "Funds") (the Trust on behalf of the Funds shall constitute the "Client"), and MELLON BANK, N.A., a national banking association with its principal place of business at One Mellon Center, Pittsburgh, PA 15258 ("Custodian")(each, a "Party" and collectively, the "Parties").

                                   WITNESSETH:

     WHEREAS, each of the Lincoln National Aggressive Growth Fund, Inc., Lincoln National Bond Fund, Inc., Lincoln National Capital Appreciation Fund, Inc., Lincoln National Equity-Income Fund, Inc., Lincoln National Global Asset Allocation Fund, Inc., Lincoln National Growth and Income Fund, Inc., Lincoln National International Fund, Inc., Lincoln National Managed Fund, Inc., Lincoln National Money Market Fund, Inc., Lincoln National Social Awareness Fund, Inc., and Lincoln National National Special Opportunities Fund, Inc. previously entered into a separate custody agreement with the Custodian in order to establish a custody account to provide for the safekeeping and recordkeeping of certain property of the Fund;

     WHEREAS, each of the above funds will be transferring all of its assets into the Trust;

     WHEREAS, the Client and the Custodian desire to enter into a Custody Agreement.

     NOW, THEREFORE, the Client and the Custodian, each intending to be legally bound, agree as follows:

1. ESTABLISHMENT OF ACCOUNT. The Client hereby appoints MELLON BANK, N.A. as custodian of its property, which the Client may deposit to the Custodian's care ("Account"). The Custodian hereby accepts such appointment as custodian and agrees to perform the duties thereof as hereinafter set forth. The term "property" as used herein shall include, without limitation, securities such as stocks, shares, and other equity interests of every type, bonds, debentures, notes, mortgages or other obligations for the payment of money, coin and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same or evidencing or representing any other rights or interests therein, and cash in any currency. The Custodian shall have no responsibility for any property of the Client held, owned or received by the Client and not delivered to the Custodian or any of the Custodian's agents or sub-custodians appointed hereunder. All property shall be held in accordance with Section 7 hereof. The term "property" as used herein shall not include any direct interest in real property, leaseholds or mineral interests, provided, however, that "property" may include interests that are titled in the name of the Client or its designee and not in the name of Custodian.

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2. RELEASE OF PROPERTY. The Custodian shall release and deliver property out of the Account only pursuant to Authorized Instructions, as defined below, and only for the purposes listed in SCHEDULE 2 hereto. In making payments to the Client's service providers pursuant to Authorized Instructions, the Client acknowledges that the Custodian is acting as a paying agent, and not as the payer, for tax information reporting and withholding purposes.

3. AUTHORIZED PARTIES. The Client shall furnish the Custodian with a written list of the names and signatures of all persons authorized to direct the Custodian on behalf of the Client under the terms of this Agreement. In addition, the Client may appoint and remove one or more investment managers (each, an "Investment Manager") for such portion of the Account as the Client shall designate to the Custodian in writing. Client shall furnish the Custodian with a written list of the names and signatures of the person or persons who are authorized to represent the Investment Manager in dealings with the Custodian. The Custodian shall be entitled to deal with any person or entity so identified by the Client (each an "Authorized Party" and collectively, the "Authorized Parties") until notified otherwise in writing or orally. Client shall confirm any oral revocation of the authority of any Authorized Party promptly in writing; however, any such oral revocation shall take effect immediately. The Custodian shall be under no duty to make any suggestions with respect to the investment and reinvestment of the assets in the Account, or to evaluate or question the performance of any Authorized Party. The Custodian shall not be responsible or liable for any diminution of value of any securities or other property held by the Custodian or any sub-custodian employed by it in accordance with this Agreement, provided such diminution is not the direct or indirect result of any act or omission of the Custodian or any such sub-custodian or their respective agents that involves a breach of the standard of care under this Agreement.

4. AUTHORIZED INSTRUCTIONS. As used herein, the term "Authorized Instructions" means a writing directed to the Custodian and signed by an Authorized Party. Each such writing shall set forth or evidence the specific transaction or type of transaction involved. Client or the Investment Manager may deliver Authorized Instructions by facsimile transmission, electronic transmission subject to the Custodian's practices, which practices shall be acceptable to Client and agreed to in writing by the Client or the Investment Manager, or any other method specifically agreed to in writing by the Client or the Investment Manager and the Custodian. In addition, the Custodian may, in its discretion, and subject to the procedures below, accept oral Authorized Instructions ("Oral Instructions"). If the Custodian adheres to the security procedures set out below or elsewhere as agreed to in writing by the Client or the Investment Manager, the Custodian shall be fully protected in acting in accordance with all Authorized Instructions that it reasonably believes to have been given by an Authorized Party using the means described in such security procedures or in failing to act in the absence thereof.

     Notwithstanding anything herein to the contrary, Custodian shall comply with the following security procedures.

     A. WIRE TRANSFER ORDERS: The Custodian shall accept wire transfer orders only if two Authorized Parties have signed the relevant Authorized Instructions. In addition, Custodian shall, prior to executing a particular wire transfer order, call back an Authorized Party, other than

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an Authorized Party who signed such Authorized Instructions, to confirm such wire transfer orders. Wire transfer orders to a single destination, which the Client, pursuant to Authorized Instructions, has authorized Mellon in writing to accept as a repetitive order, shall not be subject to the preceding call back procedure.

     B. ORAL INSTRUCTIONS: The Custodian shall accept Oral Instructions from any Authorized Party. In the event the Custodian accepts Oral Instructions from any Authorized Party, the Custodian shall call back an Authorized Party other than the Party issuing such Instructions, to confirm such Instructions prior to taking any action in accordance with any such Oral Instructions.

5. DIRECTED POWERS OF CUSTODIAN. The Custodian shall have and exercise the following powers and authority in the administration of the Account upon receipt of Authorized Instructions:

     a. Settle purchases and sales and engage in other transactions, including free receipts and deliveries, subject to the terms of Section 9(c) hereof, exchanges and other voluntary corporate actions, with respect to securities or other property received by the Custodian;

     b. Execute or act upon proxies for any stocks, bonds, or other property held in the Account;

     c. Lend the property of the Account in accordance with the terms and conditions of a separate securities lending agreement approved in writing by the Client; and

     d. Take any and all actions necessary to settle transactions in futures and/or options contracts, short-selling programs, foreign exchange or foreign exchange contracts, swaps and other derivative investments.

6. DISCRETIONARY POWERS OF CUSTODIAN. The Custodian shall have and exercise the following powers and authority in the administration of the Account:

     a. on behalf of the Client from time to time, employ one or more domestic sub-custodians that are affiliates of the Custodian, but only in accordance with and upon receipt of certified copy of an approving resolution of the Board of the Client, and provided that the appointment of any such sub-custodian shall not relieve the Custodian of its responsibilities or liabilities hereunder;

     b. on behalf of the Client, appoint a foreign sub-custodian, but only in accordance with the terms of Schedule 6.b. hereto, and provided that the appointment of any sub-custodian shall not relieve the Custodian of its responsibilities or liabilities hereunder, except as limited by Schedule 6.b hereto;

     c. at any time or times appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, (the "1940 Act"), to act as a custodian, as its agent to carry out such of the duties of the Custodian as the Custodian may from time to time direct, provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder;

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     d. Commence or defend suits or legal proceedings and represent the Account in all suits or legal proceedings in any court or before any other body or tribunal as the Custodian shall deem necessary to protect the Account;

     e. When it is reasonable to do so, employ suitable legal counsel, and Custodian shall be without liability for any action reasonably taken or omitted pursuant to advice of such counsel; and

     f. Make, execute and deliver any and all documents, agreements or other instruments in writing as in good faith necessary or desirable for the accomplishment of the powers granted to the Custodian in this Agreement.

     The powers described in this Section 6 may also be exercised by the Custodian with Authorized Instructions. Where the Custodian acts on Authorized Instructions, the Custodian shall be fully protected as described in Section 4. Without limiting the generality of the foregoing, the Custodian shall not be liable for any losses arising out of the acts or omissions of any sub-custodian designated by the Client or the Investment Manager and not by the Custodian.

7. DUTIES OF CUSTODIAN. The Custodian shall perform or cause its agents or sub-custodians to perform the following duties with respect to the Account:

     a. Hold the property in safekeeping facilities of the Custodian or of other custodian banks, or in a clearing agency that acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (collectively referred to herein as the "Securities System") in the United States or elsewhere, provided, however, that any clearing agency or book-entry system must be approved by the Board of the Client. Upon the receipt of Authorized Instructions from the Client, the Custodian shall establish and maintain one or more segregated accounts for purposes of segregating securities or cash for the purpose or purposes specified in the applicable Authorized Instruction.

     Securities held by the Custodian (other than bearer securities) shall be registered in the name of the Client, in the name of any nominee of the Client, in the name of any nominee of the Custodian, in the nominee name of any sub-custodian appointed pursuant to Section 6.a hereof, in the nominee name of any agent appointed pursuant to Section 6.c hereof, or in the nominee name of a Securities System. All securities accepted by the Custodian on behalf of the Client under the terms of this Agreement shall be in "street name" or other good delivery form.

     b. In accordance with Schedule 6.b. hereto, maintain Foreign Assets (as defined in Schedule 6.b), and cash incidental to transactions in such Assets, in the custody of certain Eligible Foreign Custodians (as defined in Schedule 6.b.) and Eligible Securities Depositories (as defined in Schedule 6.b.) in conformity with the requirements of Rule 17f-5 and Rule 17f-7 under the 1940 Act;

     c. Collect all income payable to and all distributions due to the Account and sign on the Account's behalf all declarations, affidavits, and ownership and other certificates in connection

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with the receipt of income and other payments with respect to securities and other property of the Account, provided that the Custodian shall not be responsible for the failure to receive payment of (or late payment of) distributions with respect to securities or other property held in the Account so long as such failure did not involve a breach of the Custodian's standard of care under this Agreement;

     d. Subject to the timely receipt of notice from an issuer or Authorized Party, collect all proceeds from securities, certificates of deposit or other investments that may mature, be redeemed, be retired, be called or otherwise be payable;

     e. Submit or cause to be submitted to the Client or the Investment Manager, as designated by the Client, information actually received by the Custodian regarding ownership rights pertaining to property held in the Account;

     f. Attend to involuntary corporate actions;

     g. Exchange interim receipts or temporary securities for definitive securities;

     h. Render periodic statements for property held hereunder as described in
Section 12 hereof;

     i. Give the Client written notice (which may be electronic) of Corporate Actions (defined below) whenever the Custodian receives or obtains information from the issuer of any security, from any Securities System, or from any source Custodian routinely uses in its business concerning the property held hereunder that requires discretionary action by the beneficial owners of such property (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, coupon payments, redemptions, exchanges, tender offers, or legal notices or other material intended to be transmitted to such holders (collectively, "Corporate Actions"). When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received that bears an expiration date, the Custodian shall promptly seek Authorized Instructions. If Authorized Instructions are not received in time for the Custodian to take timely action, or actual notice of such Corporate Action was received too late to seek such Instructions, the Custodian is authorized, but shall have no express or implied duty or obligation, to (i) sell such rights entitlement or fractional interest and to credit the Account with the proceeds or (ii) take any other action it deems, in good faith, to be appropriate. The Custodian shall be fully protected for acting in accordance with, or failing to act in the absence of, Authorized Instructions and for taking such other action as the Custodian is so authorized under the immediately preceding sentence of this Section 7.i;

     j. The Custodian will send promptly to the Client or the Authorized Party(ies) all proxies and other information concerning the same (if issued in the name of the Custodian's nominee or the nominee of a Securities System), without indication of the manner in which such proxies are to be voted, and all other notices and communications with respect to securities in the Account that call for voting or relate to legal proceedings; provided, that if written copies of such proxies are to be distributed, Custodian shall provide them to the Client within a reasonable time after sufficient copies are received by the Custodian for forwarding to its clients; and

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     k. The Custodian shall transmit promptly to the Client, all other information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercises of call and put options written by the Client and the maturity of future contracts purchased or sold) received by the Custodian relating to securities in the Account.

8. DEPOSIT OF CLIENT ASSETS IN A SECURITIES SYSTEM. The Custodian may deposit and/or maintain securities owned by the Client in a Securities System in accordance with applicable Federal Reserve Board and Securities and Exchange Commission ("SEC") rules and regulations, and subject to the following provisions:

     a. The Custodian may keep securities of the Client in a Securities System, provided that such securities are represented in an account ("Custodian Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as fiduciary, custodian or otherwise for customers;

     b. The records of the Custodian with respect to securities of the Client which are maintained in a Securities System shall identify by book-entry those securities belonging to the Client;

     c. The Custodian shall pay for securities purchased for the Account of the Client and shall transfer securities sold for the Account of the Client only in accordance with procedures established and uniformly applied by the Securities Systems and only in accordance with the requirements of Rule 17f-4(d) under the 1940 Act;

     d. The Custodian shall provide the Client with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System. The Custodian shall send to the Client such reports on their own systems of internal accounting control as the Client may reasonably request from time to time; the Custodian shall send to the Client such reports automatically whenever there is a material change in any such system; and

     e. Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Client for any loss or damage to the Client resulting from use of a Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce such rights as it or the Client may have against the Securities System or any guarantee or insurance fund; at the election of the Client, where possible, it shall be entitled to be subrogated to the rights of the Custodian or any agent with respect to any claim against the Securities System or any other person or fund which the Custodian or agent may have as a consequence of any such loss or damage.

9. CONTRACTUAL INCOME AND SETTLEMENT; MARKET PRACTICE SETTLEMENTS.

     A. CONTRACTUAL INCOME. In accordance with the Custodian's standard operating procedure, the Custodian shall credit the Account with income and maturity proceeds on securities on contractual payment date net of any taxes or upon actual receipt, as directed by the

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Client pursuant to Authorized Instructions, which may be standing instructions of general application. To the extent the Custodian credits income on contractual payment date, the Custodian may, as soon as reasonably practicable following the contractual payment date, reverse such accounting entries to the contractual payment date if the Custodian reasonably believes that such amount will not be received, provided that the Custodian consults with Client or its Investment Manager prior to making any such reversing entry.

     B. CONTRACTUAL SETTLEMENT. In accordance with the Custodian's standard operating procedure, the Custodian will attend to the settlement of securities transactions on the basis of either contractual settlement date accounting or actual settlement date accounting as directed by the Client pursuant to Authorized Instructions, which may be standing instructions of general application. To the extent the Custodian settles certain securities transactions on the basis of contractual settlement date accounting, the Custodian may, as soon as reasonably practicable following the contractual payment date, reverse to the contractual settlement date any entry relating to such contractual settlement if the Custodian reasonably believes that such amount will not be received, provided that the Custodian consults with Client or its Investment Manager prior to making any such reversing entry.

     C. MARKET PRACTICE SETTLEMENTS. Settlements of transactions may be effected in trading and processing practices customary in the jurisdiction or market where the transaction occurs. The Client acknowledges that this may, in certain circumstances, other than circumstances involving purchase or sales settlement transactions, require the delivery of cash or securities (or other property) without the concurrent receipt of securities (or other property) or cash. In such circumstances, the Custodian shall have no responsibility for nonreceipt of payment (or late payment) or nondelivery of securities or other property (or late delivery) by the counterparty, provided such nonreceipt or nondelivery was not directly or indirectly caused by any act or omission of Custodian that involves a breach of Custodian's standard of care under this Agreement.

10. TAX LAW.

     a. The Custodian shall have no responsibility or liability for any tax obligations, including responsibility for taxes, withholding, certification and reporting requirements, claims for exemptions or refund, interest, penalties and other expenses (collectively, "Tax Obligations") now or hereafter imposed on the Client or the Account or the Custodian as Client's custodian by any taxing authorities, domestic or foreign; provided, however, that the Client shall not be liable to the Custodian and the Custodian shall be liable for penalties or additions to Tax Obligations as a result of the Custodian's failure to pay or withhold tax or to report to the Client interest, dividend or other income paid or credited to the Account as a result of Custodian's negligent acts or omissions. The Custodian shall use reasonable efforts to assist the Authorized Party, to the extent the Authorized Party has provided necessary information, with respect to any Tax Obligations, including, without limitation, assistance with the preparation of tax reclaims, the filing of tax reclaims on behalf of the Client, and the submission of information necessary to obtain favorable tax withholding rates where available.

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     b. To the extent the Custodian is responsible under any applicable law for any Tax Obligation, the Client shall inform or cause the Investment Manager to inform the Custodian of all Tax Obligations, shall direct the Custodian with respect to the performance of such Tax Obligations, and shall provide the Custodian with the necessary funds and all information required by the Custodian to meet such Tax Obligations.

11. NON-ACCOUNT ASSETS. The Client may request the Custodian to perform a recordkeeping function with respect to property held by others and not otherwise subject to the terms of this Agreement. To the extent the Custodian shall agree to perform this service, its sole responsibility shall be to accurately reflect information on its books which it has received from an Authorized Party.

12. RECORDKEEPING AND REPORTING. The ownership of the Client's property whether securities, cash and/or other property, and whether held by the Custodian or a sub-custodian or in a Securities System, shall be clearly recorded on the Custodian's books as belonging to the Account and not for the Custodian's own interest. Where certificates are legended or otherwise not fungible with publicly traded certificates (and in other cases where the Custodian and the Client may agree), the Client reserves the right to instruct the Custodian as to the only name in which such securities shall be registered and the Custodian, to the extent reasonably practicable, shall comply with such Authorized Instructions; provided, however if Custodian reasonably determines that compliance with such Authorized Instructions is not reasonably practicable or otherwise may conflict with applicable law, rule or regulation, Custodian shall promptly notify Client and shall comply with reasonable alternatives as to which the Parties may agree and memorialize in revised Authorized Instructions. The Custodian shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions for the Account. All accounts, books and records of the Custodian relating thereto shall be open to inspection and audit at all times during normal business hours of the Custodian by any person designated by the Client. All such books records and accounts shall be maintained and preserved in the form reasonably requested by the Client and in accordance with the 1940 Act and the rules and regulations thereunder, including, without limitation, Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All books, records and accounts pertaining to the Client and the Account, that are in the possession of the Custodian shall be the property of the Client and such materials or (unless the delivery of original materials is required pursuant to applicable law) legible copies thereof in a format reasonably acceptable to the Client, shall be surrendered promptly upon request; provided, however, that the Custodian shall be entitled to retain a copy or the original of any such books, records and accounts as may be required or permitted by applicable law and the Custodian's own policies and procedures.

     The Custodian will supply to the Client from time to time, at the Client's request, a statement in respect to any and all property in the Account held by the Custodian or by any sub-custodian, including without limitation a listing of all property, a tabulation of securities with certificate numbers, and such other information as the Client may reasonably request. Unless the

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Client sends to the Custodian a written exception or objection to any statement within 90 days of the Client's receipt of such statement from Custodian, the Client shall be deemed to have approved such statement, except for items that Custodian later discovers and corrects, and except for items that Client discovers after the 90-day period, which items Client or its Investment Manager could not reasonably have been expected to discover within such 90-day period.

     The Custodian shall take all reasonable action as the Client may request to obtain from year to year favorable opinions from the Client's independent certified public accountants with respect to the Custodian's activities hereunder in connection with the preparation of the Client's Form N-1A and the Client's Form N-SAR or other periodic reports to the SEC and with respect to any other requirements of the SEC. The Custodian shall be entitled to reimbursement of its reasonable expenses in connection with assisting the Client with respect to the preparation of the Client's Forms N-1A and N-SAR and other periodic reports or requirements of the SEC to the extent that the Custodian does not provide such service without cost to other clients of the Custodian generally.

     At the request of the Client, the Custodian shall deliver to the Client a written report prepared by the Custodian's independent certified public accountants with respect to the services provided by the Custodian under this Agreement, including, without limitation, the Custodian's accounting system, internal accounting control, and procedures for safeguarding cash and securities, futures contracts and options on future contracts, including cash and securities deposited and/or maintained in a Securities System or with a sub-custodian. Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by the Client to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the report shall so state. The Custodian shall be entitled to reimbursement of its reasonable expenses in connection with the preparation and delivery of such report to the extent that any such report is not ordinarily prepared and delivered without cost to other clients of the Custodian generally.

13. STANDARD OF CARE. Custodian shall be required to exercise reasonable care, prudence, and diligence with respect to its duties under this Agreement unless otherwise expressly provided hereunder.

     So long as and to the extent that it is exercising reasonable care, prudence, and diligence, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any Authorized Instruction reasonably believed by it to be genuine and delivered by an Authorized Party.

14. FORCE MAJEURE. Notwithstanding anything in this Agreement to the contrary contained herein, the Custodian shall not be responsible or liable for any failure to perform under this Agreement or for losses to the Account if such failure or loss results from any event beyond the reasonable control of the Custodian, its agents or sub-custodians, which may include but is not limited to nationalization, strikes, expropriation, devaluation, seizure, or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls,

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levies or other charges affecting the Account's property; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection or revolution; or acts of God; or any other similar event. In the event that the Custodian is unable to perform its obligations in whole or in part for any of the reasons described in the immediately preceding sentence, the Custodian shall notify the Client immediately. This Section shall survive the termination of this Agreement.

15. COMPENSATION AND EXPENSES. Except as otherwise expressly provided herein, each Party shall bear its own expenses in fulfilling its obligations hereunder. The Custodian shall be entitled to such compensation for its services under this Agreement as set forth in Schedule 15 hereto, which the Parties may mutually agree to amend in writing from time to time. The Custodian shall notify the Client of all compensation and expenses on a monthly basis ("Monthly Notification"). The Monthly Notifications shall state the nature and amount of such compensation and expenses and such other information as Client may reasonably request from time to time. The Client shall pay such compensation and expenses within a reasonable period of time after its receipt and review of such Monthly Notification, unless the Parties agree otherwise in writing.

16. INDEMNIFICATION. Notwithstanding anything to the contrary elsewhere in this Agreement, and in addition to any other rights or remedies that the Parties may have at law or otherwise:

     (a) the Custodian shall indemnify and hold harmless the Client against all damages and expenses actually incurred, including reasonable counsel fees and expenses, (i) as a result of the negligent action, negligent inaction, or willful misconduct of the Custodian, any agent or sub-custodian appointed by the Custodian, or any of its or their directors, officers, agents, nominees, or employees, in the performance of any function hereunder, or any other failure to comply with the standard of care required by this Agreement, or (ii) as a result of any burglary, robbery, hold-up, theft, or mysterious disappearance, including loss by damage or destruction; and

     (b) the Client shall indemnify and hold harmless the Custodian against all damages and expenses actually incurred, including reasonable counsel fees and expenses, arising out of the performance of the Custodian's obligations under this Agreement, except damages or expenses that result from the negligent act, negligent inaction, or willful misconduct of the Custodian, any agent or sub-custodian appointed by the Custodian, or any of its or their directors, officers, agents, nominees, or employees, in the performance of any function hereunder, or any other failure to comply with the standard of care required by this Agreement. The Parties agree that the obligations of the Client under this Agreement shall not be binding upon any of the Directors, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Client, individually, but are binding only upon the assets and property of the Client.

     In no event shall either Party be liable to the other under this Agreement for special, indirect, or consequential damages of any kind whatsoever. This
Section 16 shall survive any termination of this Agreement.

17. AMENDMENT OR TERMINATION. This Agreement may be amended by written agreement of a Client and the Custodian with respect to that Client. This Agreement also may be terminated by a Client with respect to itself on sixty (60) days' prior written notice to the Custodian or upon one hundred and twenty (120) days' prior written notice by the Custodian to a Client with respect to that Client. Any such applicable prior written notice requirement may be modified by the terminating Party with the consent of the non-terminating Party, which consent will not be unreasonably withheld.

     Upon termination of this Agreement, all property of the affected Client shall be delivered by the Custodian to a successor custodian upon receipt by the Custodian of a written instruction from the Client designating the successor custodian; and if no successor custodian is designated in such written instruction, the Custodian shall, upon such termination, deliver all such property to the Client. Upon termination of the Agreement, the affected Client shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its reasonable costs, expenses, and disbursements in discharging its responsibilities hereunder, excluding the Custodian's operating overhead.

18. GOVERNING LAW AND LEGAL PROCEEDINGS. This Agreement shall be construed in and the provisions thereof interpreted under and in accordance with the laws of the State of Pennsylvania.

19. PRIOR AGREEMENTS. This Agreement supersedes and terminates, as of the date hereof, any prior Agreements between the Client and the Custodian relating to the custody of the Client's assets.

20. REPRESENTATIONS. The Client and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Agreement upon the terms and conditions hereof and that the individual executing this Agreement on its behalf has the requisite authority to bind the Client or the Custodian to this Agreement. The Custodian further represents and warrants that it is qualified as a custodian under Sections 17(f) and 26(a) of the 1940 Act and warrants that it will remain so qualified, and upon ceasing to be so qualified, shall promptly notify the Client in writing.

21. NECESSARY PARTIES. All of the understandings, agreements, representations and warranties contained herein are solely for the benefit of the Client (including its shareholders) and the Custodian and there are no other parties who are intended to be benefited, in any way whatsoever, by this Agreement.

22. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument and may be sufficiently evidenced by one counterpart.

23. SUCCESSORS AND ASSIGNS. This Agreement shall not be assignable by either Party without the consent of the other Party. Notwithstanding the foregoing, the Agreement shall bind the successors in interest of the Client and the Custodian.

24. SHAREHOLDER COMMUNICATIONS. Rule 14b-2 under the Securities Exchange Act of 1934 (the "Exchange Act") requires banks that hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holding of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Client to indicate whether it authorizes the Custodian to provide the Client's name, address, and share position to requesting companies whose securities the Client owns. If the Client tells the Custodian "no," the Custodian will not provide this information to requesting companies. If the Client tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Client as consenting to disclosure of this information for all securities owned by the Client or any funds or Accounts established by the Client. For the Client's protection, the Rule prohibits the requesting company from using the Client's name and address for any purpose other than corporate communications. Please indicate below whether the Client consents or objects by checking one of the alternatives below.


YES / / The Custodian is authorized to release the Client's name, address, and share positions.


NO /X/ The Custodian is not authorized to release the Client's name, address, and share positions.


             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

Authorized Officer of:                   Authorized Officer of:

LINCOLN VARIABLE INSURANCE               MELLON BANK, N.A.
PRODUCTS TRUST, on behalf
of the Funds listed on Schedule 1

By:    /s/ Kathleen S. Polston           By:    /s/ Candice Walker
   ---------------------------------        ------------------------------------


Name: Kathleen S. Polston                Name: Candice Walker
     -------------------------------          ----------------------------------

Title: Assistant Treasurer               Title: Vice President
      ------------------------------           ---------------------------------


Date: April 28, 2003                     Date: 4/29/03
     -------------------------------          ----------------------------------


Address for Notice:                      Address for Notice:

1300 South Clinton Street                135 Santilli Highway
------------------------------------     ---------------------------------------

Fort Wayne, Indiana 46802                Everett, MA 02149
------------------------------------     ---------------------------------------
Attention: Treasurers Department         Attention: Chris Healy
           -------------------------                ----------------------------

Taxable:  X
or
Tax Exempt: ______________
(Under IRC Section: ______)

Fiscal Year: December 31


                  TAXPAYER IDENTIFICATION NUMBER CERTIFICATION


     By signing below the Client hereby certifies under penalties of perjury that the taxpayer identification number provided below is correct and that the Client is not subject to back-up withholding on reportable payments credited to the Client's Account by the Custodian. The Client may not be subject to back-up withholding either because (a) the Client is exempt from back-up withholding because it is an "exempt recipient," (b) the Client has not been notified by the Internal Revenue Service that it is subject to back-up withholding for failure to report all interest or dividends, or (c) the IRS has notified the Client that it is no longer subject to back-up withholding. (If (a), (b), or (c) do not apply, please cross out.) Failure to sign below and provide a valid taxpayer identification number may require that the Custodian apply federal income tax withholding at the rate of 31% (or the rate as required by law) on all reportable payments made to the Account established under this Agreement.

     The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

AGGRESSIVE GROWTH FUND, a series of Lincoln Variable Insurance Products Trust


By:    /s/ William P. Flory, Jr.
   ------------------------------------

Name:  William P. Flory, Jr.
Title: Chief Accounting Officer & Assistant Vice President

       52-1835648
---------------------------------------
Taxpayer Identification Number

Taxable:  X
or
Tax Exempt: ______________
(Under IRC Section: ______)

Fiscal Year: December 31


                  TAXPAYER IDENTIFICATION NUMBER CERTIFICATION


     By signing below the Client hereby certifies under penalties of perjury that the taxpayer identification number provided below is correct and that the Client is not subject to back-up withholding on reportable payments credited to the Client's Account by the Custodian. The Client may not be subject to back-up withholding either because (a) the Client is exempt from back-up withholding because it is an "exempt recipient," (b) the Client has not been notified by the Internal Revenue Service that it is subject to back-up withholding for failure to report all interest or dividends, or (c) the IRS has notified the Client that it is no longer subject to back-up withholding. (If (a), (b), or (c) do not apply, please cross out.) Failure to sign below and provide a valid taxpayer identification number may require that the Custodian apply federal income tax withholding at the rate of 31% (or the rate as required by law) on all reportable payments made to the Account established under this Agreement.

     The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

BOND FUND, a series of Lincoln Variable Insurance Products Trust


By:    /s/ William P. Flory, Jr.
   ------------------------------------

Name:  William P. Flory, Jr.
Title: Chief Accounting Officer & Assistant Vice President


       35-1524285
---------------------------------------
Taxpayer Identification Number

Taxable:  X
or
Tax Exempt: ______________
(Under IRC Section: ______)

Fiscal Year: December 31


                  TAXPAYER IDENTIFICATION NUMBER CERTIFICATION


     By signing below the Client hereby certifies under penalties of perjury that the taxpayer identification number provided below is correct and that the Client is not subject to back-up withholding on reportable payments credited to the Client's Account by the Custodian. The Client may not be subject to back-up withholding either because (a) the Client is exempt from back-up withholding because it is an "exempt recipient," (b) the Client has not been notified by the Internal Revenue Service that it is subject to back-up withholding for failure to report all interest or dividends, or (c) the IRS has notified the Client that it is no longer subject to back-up withholding. (If (a), (b), or (c) do not apply, please cross out.) Failure to sign below and provide a valid taxpayer identification number may require that the Custodian apply federal income tax withholding at the rate of 31% (or the rate as required by law) on all reportable payments made to the Account established under this Agreement.

     The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

CAPITAL APPRECIATION FUND, a series of Lincoln Variable Insurance Products Trust


By:    /s/ William P. Flory, Jr.
   ------------------------------------

Name:  William P. Flory, Jr.
Title: Chief Accounting Officer & Assistant Vice President

       52-1835645
---------------------------------------
Taxpayer Identification Number

Taxable:  X
or
Tax Exempt: ______________
(Under IRC Section: ______)

Fiscal Year: December 31


                  TAXPAYER IDENTIFICATION NUMBER CERTIFICATION


     By signing below the Client hereby certifies under penalties of perjury that the taxpayer identification number provided below is correct and that the Client is not subject to back-up withholding on reportable payments credited to the Client's Account by the Custodian. The Client may not be subject to back-up withholding either because (a) the Client is exempt from back-up withholding because it is an "exempt recipient," (b) the Client has not been notified by the Internal Revenue Service that it is subject to back-up withholding for failure to report all interest or dividends, or (c) the IRS has notified the Client that it is no longer subject to back-up withholding. (If (a), (b), or (c) do not apply, please cross out.) Failure to sign below and provide a valid taxpayer identification number may require that the Custodian apply federal income tax withholding at the rate of 31% (or the rate as required by law) on all reportable payments made to the Account established under this Agreement.

     The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

EQUITY-INCOME FUND, a series of Lincoln Variable Insurance Products Trust


By:    /s/ William P. Flory, Jr.
   ------------------------------------

Name:  William P. Flory, Jr.
Title: Chief Accounting Officer & Assistant Vice President


       52-1835647
---------------------------------------
Taxpayer Identification Number

Taxable:  X
or
Tax Exempt: ______________
(Under IRC Section: ______)

Fiscal Year: December 31


                  TAXPAYER IDENTIFICATION NUMBER CERTIFICATION


     By signing below the Client hereby certifies under penalties of perjury that the taxpayer identification number provided below is correct and that the Client is not subject to back-up withholding on reportable payments credited to the Client's Account by the Custodian. The Client may not be subject to back-up withholding either because (a) the Client is exempt from back-up withholding because it is an "exempt recipient," (b) the Client has not been notified by the Internal Revenue Service that it is subject to back-up withholding for failure to report all interest or dividends, or (c) the IRS has notified the Client that it is no longer subject to back-up withholding. (If (a), (b), or (c) do not apply, please cross out.) Failure to sign below and provide a valid taxpayer identification number may require that the Custodian apply federal income tax withholding at the rate of 31% (or the rate as required by law) on all reportable payments made to the Account established under this Agreement.

     The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

GLOBAL ASSET ALLOCATION FUND, a series of Lincoln Variable Insurance Products Trust


By:    /s/ William P. Flory, Jr.
   ------------------------------------

Name:  William P. Flory, Jr.
Title: Chief Accounting Officer & Assistant Vice President


       35-1710518
---------------------------------------
Taxpayer Identification Number

Taxable:  X
or
Tax Exempt: ______________
(Under IRC Section: ______)

Fiscal Year: December 31


                  TAXPAYER IDENTIFICATION NUMBER CERTIFICATION


     By signing below the Client hereby certifies under penalties of perjury that the taxpayer identification number provided below is correct and that the Client is not subject to back-up withholding on reportable payments credited to the Client's Account by the Custodian. The Client may not be subject to back-up withholding either because (a) the Client is exempt from back-up withholding because it is an "exempt recipient," (b) the Client has not been notified by the Internal Revenue Service that it is subject to back-up withholding for failure to report all interest or dividends, or (c) the IRS has notified the Client that it is no longer subject to back-up withholding. (If (a), (b), or (c) do not apply, please cross out.) Failure to sign below and provide a valid taxpayer identification number may require that the Custodian apply federal income tax withholding at the rate of 31% (or the rate as required by law) on all reportable payments made to the Account established under this Agreement.

     The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

GROWTH AND INCOME  FUND, a series of Lincoln Variable Insurance Products Trust


By:    /s/ William P. Flory, Jr.
   ------------------------------------

Name:  William P. Flory, Jr.
Title: Chief Accounting Officer & Assistant Vice President


       35-1524383
---------------------------------------
Taxpayer Identification Number

Taxable:  X
or
Tax Exempt: ______________
(Under IRC Section: ______)

Fiscal Year: December 31


                  TAXPAYER IDENTIFICATION NUMBER CERTIFICATION


     By signing below the Client hereby certifies under penalties of perjury that the taxpayer identification number provided below is correct and that the Client is not subject to back-up withholding on reportable payments credited to the Client's Account by the Custodian. The Client may not be subject to back-up withholding either because (a) the Client is exempt from back-up withholding because it is an "exempt recipient," (b) the Client has not been notified by the Internal Revenue Service that it is subject to back-up withholding for failure to report all interest or dividends, or (c) the IRS has notified the Client that it is no longer subject to back-up withholding. (If (a), (b), or (c) do not apply, please cross out.) Failure to sign below and provide a valid taxpayer identification number may require that the Custodian apply federal income tax withholding at the rate of 31% (or the rate as required by law) on all reportable payments made to the Account established under this Agreement.

     The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

INTERNATIONAL FUND, a series of Lincoln Variable Insurance Products Trust


By:    /s/ William P. Flory, Jr.
   ------------------------------------

Name:  William P. Flory, Jr.
Title: Chief Accounting Officer & Assistant Vice President

       35-1793284
---------------------------------------
Taxpayer Identification Number

Taxable:  X
or
Tax Exempt: ______________
(Under IRC Section: ______)

Fiscal Year: December 31


                  TAXPAYER IDENTIFICATION NUMBER CERTIFICATION


     By signing below the Client hereby certifies under penalties of perjury that the taxpayer identification number provided below is correct and that the Client is not subject to back-up withholding on reportable payments credited to the Client's Account by the Custodian. The Client may not be subject to back-up withholding either because (a) the Client is exempt from back-up withholding because it is an "exempt recipient," (b) the Client has not been notified by the Internal Revenue Service that it is subject to back-up withholding for failure to report all interest or dividends, or (c) the IRS has notified the Client that it is no longer subject to back-up withholding. (If (a), (b), or (c) do not apply, please cross out.) Failure to sign below and provide a valid taxpayer identification number may require that the Custodian apply federal income tax withholding at the rate of 31% (or the rate as required by law) on all reportable payments made to the Account established under this Agreement.

     The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

MANAGED FUND, a series of Lincoln Variable Insurance Products Trust


By:    /s/ William P. Flory, Jr.
   ------------------------------------

Name:  William P. Flory, Jr.
Title: Chief Accounting Officer & Assistant Vice President


       35-1559413
---------------------------------------
Taxpayer Identification Number

Taxable:  X
or
Tax Exempt: ______________
(Under IRC Section: ______)

Fiscal Year: December 31


                  TAXPAYER IDENTIFICATION NUMBER CERTIFICATION


     By signing below the Client hereby certifies under penalties of perjury that the taxpayer identification number provided below is correct and that the Client is not subject to back-up withholding on reportable payments credited to the Client's Account by the Custodian. The Client may not be subject to back-up withholding either because (a) the Client is exempt from back-up withholding because it is an "exempt recipient," (b) the Client has not been notified by the Internal Revenue Service that it is subject to back-up withholding for failure to report all interest or dividends, or (c) the IRS has notified the Client that it is no longer subject to back-up withholding. (If (a), (b), or (c) do not apply, please cross out.) Failure to sign below and provide a valid taxpayer identification number may require that the Custodian apply federal income tax withholding at the rate of 31% (or the rate as required by law) on all reportable payments made to the Account established under this Agreement.

     The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

MONEY MARKET FUND, a series of Lincoln Variable Insurance Products Trust


By:    /s/ William P. Flory, Jr.
   ------------------------------------

Name:  William P. Flory, Jr.
Title: Chief Accounting Officer & Assistant Vice President


       35-1524280
---------------------------------------
Taxpayer Identification Number

Taxable:  X
or
Tax Exempt: ______________
(Under IRC Section: ______)

Fiscal Year: December 31


                  TAXPAYER IDENTIFICATION NUMBER CERTIFICATION


     By signing below the Client hereby certifies under penalties of perjury that the taxpayer identification number provided below is correct and that the Client is not subject to back-up withholding on reportable payments credited to the Client's Account by the Custodian. The Client may not be subject to back-up withholding either because (a) the Client is exempt from back-up withholding because it is an "exempt recipient," (b) the Client has not been notified by the Internal Revenue Service that it is subject to back-up withholding for failure to report all interest or dividends, or (c) the IRS has notified the Client that it is no longer subject to back-up withholding. (If (a), (b), or (c) do not apply, please cross out.) Failure to sign below and provide a valid taxpayer identification number may require that the Custodian apply federal income tax withholding at the rate of 31% (or the rate as required by law) on all reportable payments made to the Account established under this Agreement.

     The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

SOCIAL AWARENESS FUND, a series of Lincoln Variable Insurance Products Trust


By:    /s/ William P. Flory, Jr.
   ------------------------------------

Name:  William P. Flory, Jr.
Title: Chief Accounting Officer & Assistant Vice President


       52-1494156
---------------------------------------
Taxpayer Identification Number

Taxable:  X
or
Tax Exempt: ______________
(Under IRC Section: ______)

Fiscal Year: December 31


                  TAXPAYER IDENTIFICATION NUMBER CERTIFICATION


     By signing below the Client hereby certifies under penalties of perjury that the taxpayer identification number provided below is correct and that the Client is not subject to back-up withholding on reportable payments credited to the Client's Account by the Custodian. The Client may not be subject to back-up withholding either because (a) the Client is exempt from back-up withholding because it is an "exempt recipient," (b) the Client has not been notified by the Internal Revenue Service that it is subject to back-up withholding for failure to report all interest or dividends, or (c) the IRS has notified the Client that it is no longer subject to back-up withholding. (If (a), (b), or (c) do not apply, please cross out.) Failure to sign below and provide a valid taxpayer identification number may require that the Custodian apply federal income tax withholding at the rate of 31% (or the rate as required by law) on all reportable payments made to the Account established under this Agreement.

     The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

SPECIAL OPPORTUNITIES FUND, a series of Lincoln Variable Insurance Products
Trust


By:    /s/ William P. Flory, Jr.
   ------------------------------------

Name:  William P. Flory, Jr.
Title: Chief Accounting Officer & Assistant Vice President

       35-1524384
---------------------------------------
Taxpayer Identification Number

                                                                      SCHEDULE 1

                               SERIES OF THE TRUST

     Aggressive Growth Fund

     Bond Fund

     Capital Appreciation Fund

     Equity-Income Fund

     Global Asset Allocation Fund

     Growth and Income Fund

     International Fund

     Managed Fund

     Money Market Fund

     Social Awareness Fund

     Special Opportunities Fund

                                                                      SCHEDULE 2

                               RELEASE OF PROPERTY

     This Schedule is an integral part of the Agreement to which it is attached. Capitalized terms shall have the meaning given to them in the Agreement, unless otherwise noted.

     A. DELIVERY OF SECURITIES. The Custodian shall release and deliver securities owned by the Client held by the Custodian or in a Securities System account of the Custodian only upon receipt of Authorized Instructions from the Client, which may be continuing instructions when deemed appropriate by the Parties, and only in the following cases:

     1) Upon sale of such securities for the Account of the Client and receipt of payment therefore;

     2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Client and, in the case of repurchases that are effected through a Securities System, subject to the requirements of Section 8 of the Agreement;

     3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 8 of the Agreement;

     4) To the depository agent in connection with tender or other similar offers for securities of the Client;

     5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

     6) To the issuer thereof, or its agent, for transfer into the name of the Client or into the name of any nominee or nominees of the Custodian or into the nominee name of any agent appointed pursuant to Section 6.c of the Agreement or into the nominee name of any sub-custodian appointed pursuant to Section 6.a of the Agreement; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

     7) Upon the sale of such securities for the account of the Client, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom or other market practice; provided that, in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

     8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     10) For delivery in connection with any loans of securities made by the Client, BUT ONLY against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Client, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Client prior to the receipt of such collateral;

     11) For delivery as security in connection with any borrowing by the Client on behalf of the Client requiring a pledge of assets by the Client, BUT ONLY in accordance with market practice or Authorized Instructions;

     12) For delivery in accordance with the provisions of any agreement by the Client, the Custodian and a broker-dealer registered under the Exchange Act and a member of the National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Client;

     13) For delivery in accordance with the provisions of any agreement by the Client, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by Client; and

     14) For any other proper corporate purpose, BUT ONLY upon receipt of, in addition to Authorized Instructions from the Client, a certified copy of a resolution of the Board or an Executive Committee of the Board, specifying the securities of the Client to be delivered and naming the person or persons to whom delivery of such securities shall be made.

In delivering any securities pursuant to this Section A of Schedule 2, the Custodian shall credit to the Account of the Client which held such securities the cash or other property received thereof, except to the extent that the Custodian may be instructed otherwise by certified resolution meeting the requirements of paragraph (14) of this Section A of Schedule 2.

     B. PAYMENT OF CLIENT MONIES. Upon receipt of Authorized Instructions from the Client, which may be continuing instructions when deemed appropriate by the Parties, the Custodian shall pay out monies of the Account of the Client in the following cases only:

     1)   Upon purchase of securities for the Account of the Client, BUT ONLY
          (a) against the delivery of such securities to the Custodian registered in the manner required for such instruments to be held pursuant to this Agreement or in proper form for transfer; (b) in the case of a purchase effected through a Securities Systems, in accordance with the conditions set forth in Section 8 of this Agreement; (c) in the case of repurchase agreements entered into between the Client and the Custodian, or another bank, or a broker-dealer, (i) against delivery of the securities either in certificate form or for securities purchased through a Securities System, in accordance with the conditions set forth in Section 8 of this Agreement or (ii) through agreement by the Custodian or other bank or broker-dealer to repurchase such securities from the Client or
          (iii) for transfer to a time deposit account of the Client in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Authorized Instructions from the Client;

     2) Upon purchase of options, futures contracts, options on futures contracts, swaps or other derivative instruments for the Account of the Client, BUT ONLY in accordance with applicable market practices;

     3) In connection with conversion, exchange or surrender of securities owned by the Client as set forth in Section A of this Schedule 2;

     4)   For the redemption or repurchase of the Client's shares;

     5)   For the payment of any Client expense or liability;

     6)   For the payment of any Client dividends;

     7) For payment of the amount of dividends received in respect of securities sold short by the Client;

     8)   In connection with loan participations; and

     7) 9) For any other proper purpose, BUT ONLY upon receipt of, in addition to Authorized Instructions from the Client, a certified copy of a resolution of the Board or an Executive Committee of the Board, specifying the amount of such payment and naming the person or persons to whom such payment is to be made. In the event there is insufficient cash available for a particular transaction, the Custodian shall promptly notify the Client of the amount of the shortfall and the Client, at its option, shall deposit additional cash or securities in the Account or shall take steps to have sufficient cash or securities available as soon as is practicable.

                                                                   SCHEDULE 6.b.


                   CUSTODY OF ASSETS OUTSIDE THE UNITED STATES

     This Schedule is an integral part of the Agreement to which it is attached. Capitalized terms shall have the meaning given to them in the Agreement, unless otherwise noted. References herein to "Schedule" are to this Schedule 6.b.

SECTION 1.1. DEFINITIONS. As used throughout this Schedule, the capitalized terms set forth below shall have the indicated meanings:

"COUNTRY RISK" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"ELIGIBLE FOREIGN CUSTODIAN" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"ELIGIBLE SECURITIES DEPOSITORY" has the meaning set forth in section (b)(1) of Rule 17f-7.

"FOREIGN ASSETS" means any of the Clients' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Client's transactions in such investments.

"FOREIGN CUSTODY MANAGER" has the meaning set forth in section (a)(3) of Rule 17f-5.

"FOREIGN SECURITIES SYSTEM" means an Eligible Securities Depository as identified in a Risk Analysis (as defined in Section 1.3.1.).

"FOREIGN SUB-CUSTODIAN" means a foreign banking institution serving as an Eligible Foreign Custodian.

"RULE 17f-5" means Rule 17f-5 under the 1940 Act as the same may be amended from time to time, or that has otherwise been made exempt pursuant to an SEC exemptive order.

"RULE 17f-7" means Rule 17f-7 under the 1940 Act as the same may be amended from time to time, or that has otherwise been made exempt pursuant to an SEC exemptive order.

SECTION 1.2. THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

1.2.1 DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Client, by resolution adopted by the Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 1.2 with respect to Foreign Assets of the Client held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Client.

1.2.2 COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Appendix A to this Agreement, which list of countries may be amended from time to time by the Client with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall provide the Client with written reports identifying the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Client. The Foreign Custody Manager will provide the reports relating to Eligible Foreign Custodians in accordance with Section 1.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Authorized Instructions to open an account or to place or maintain Foreign Assets in a country listed on Appendix A, and the fulfillment by the Client of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board the Client's responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Agreement by the Client shall be deemed to be an Authorized Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Appendix A. Following the receipt of Authorized Instructions directing the Foreign Custody Manager to close a Client account with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Client to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager with respect to Client with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Client. Sixty (60) days (or such longer period to which the Parties agree in writing) after receipt of any such notice by the Client, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Client with respect to the country as to which the Custodian withdraws its acceptance of delegation pursuant to this paragraph.

1.2.3 SCOPE OF DELEGATED RESPONSIBILITIES:

(a) SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this
Section 1.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Appendix A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an

Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation, the factors specified in Rule 17f-5(c)(1).

(b) CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

(c) MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor
(i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 1.2.5 hereunder.

1.2.4 GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this
Section 1.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Client.

1.2.5 REPORTING REQUIREMENTS. The Foreign Custody Manager shall provide the Board with a written report each quarter that reflects the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the Foreign Assets of the Client, the withdrawal of Foreign Assets from an Eligible Foreign Custodian, and the placement of such Foreign Assets with another Eligible Foreign Custodian. In addition, the Custodian shall supply the Board with reasonably current information concerning any Eligible Foreign Custodian added to the written report provided to the Board each quarter. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Client described in this
Section 1.2 after the occurrence of the material change.

1.2.6 STANDARD OF CARE AS FOREIGN CUSTODY MANAGER. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

1.2.7 REPRESENTATIONS WITH RESPECT TO RULE 17f-5. The Foreign Custody Manager represents to the Client that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Client represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated to it pursuant to this Schedule.

1.2.8 EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Board's delegation to the Custodian as Foreign Custody Manager of the Client shall be effective as of the effective date of the Agreement and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective sixty (60) days after receipt by the non-terminating party of such notice. The provisions of Section 1.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Client with respect to designated countries.

SECTION 1.3 ELIGIBLE SECURITIES DEPOSITORIES.

1.3.1 ANALYSIS AND MONITORING. The Custodian shall (a) provide the Client (or its duly-authorized Investment Manager) with an analysis of the custody risks associated with maintaining assets with Eligible Securities Depositories in accordance with section (a)(1)(i)(A) of Rule 17f-7 ("Risk Analysis"), and (b) monitor such risks on a continuing basis, and promptly notify the Client (or its duly-authorized Investment Manager) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7. Each Risk Analysis shall indicate whether the particular Securities Depository has been determined by the Custodian, in the exercise of its standard of care, to be an Eligible Securities Depository.

1.3.2 STANDARD OF CARE. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 1.3.1 hereof.

1.3.3 USE OF AGENTS. The Custodian may employ agents including, but not limited to Foreign Sub-Custodians, in preparing the Risk Analyses under Section 1.3.1. With respect to information in the Risk Analyses provided by an agent or a third party, the Custodian will exercise reasonable care in the selection of any such agent and will exercise reasonable precautions to ensure that any such third party is a reliable source and that the information provided is accurate. The Custodian shall be entitled to rely upon information provided by such agents or third parties in the performance of its duties and responsibilities under
Section 1.3.1. unless the Custodian knows or should have known such information to be inaccurate, incomplete or misleading. Due to the nature and source of information, and the necessity of relying on various information sources (most of which are external to the Custodian), other than where the Custodian knows such information to be inaccurate or as provided in the preceding sentence with respect to the Custodian's performance of its own duties, the Custodian shall have no liability for direct or indirect use of such information. However, in no event shall the Custodian's use of agents or third parties alter the Custodian's responsibilities set forth in Rule 17f-7 under the Investment Company Act of 1940.

SECTION 2. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY TO BE HELD OUTSIDE THE UNITED STATES

SECTION 2.1. HOLDING FOREIGN ASSETS. The Custodian shall identify on its books as belonging to the Client the Foreign Assets held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold Foreign Assets for all of its customers, including the Client, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided, however, that (i) the records of the Custodian with respect to Foreign Assets of the Client which are maintained in such account shall identify those Assets as belonging to the Client and (ii) to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that Foreign Assets so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

SECTION 2.2. FOREIGN SECURITIES SYSTEMS. The Custodian may maintain Foreign Assets that are securities ("Foreign Securities") in a Foreign Securities System in a designated country through a Foreign Sub-Custodian.

SECTION 2.3. TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

2.3.1. DELIVERY OF FOREIGN ASSETS. The Custodian or a Foreign Sub-Custodian shall release and deliver Foreign Assets of the Client held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System, only upon receipt of Authorized Instructions, which may be continuing instructions when deemed appropriate by the Parties, and only in the following cases:

(a) Upon the sale of Foreign Assets for the Client in accordance with commercially reasonable market practice in the country where such Assets are held or traded, including, without limitation: (i) delivery against expectation of receiving later payment; or (ii) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

(b) In connection with any repurchase agreement related to Foreign Securities;

(c) To the depository agent in connection with tender or other similar offers for Foreign Securities of the Client;

(d) To the issuer thereof or its agent when such Foreign Securities are called, redeemed, retired or otherwise become payable;

(e) To the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(f) To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that, in any such case, the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such Foreign Securities prior to receiving payment therefore except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

(g) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

(h) In the case of warrants, rights or similar Foreign Securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

(i) For delivery as security in connection with any borrowing by the Client requiring a pledge of assets by the Client;

(j) In connection with trading in options, futures contracts, options on futures contracts, swaps or other derivative instruments for the Client, including delivery as original margin and variation margin;

(k) Upon the sale or other delivery of such Foreign Securities (including, without limitation, to a Sub-Custodian) as a free trade, provided that applicable Authorized Instructions shall set forth (i) the Foreign Securities to be delivered and (ii) the person or persons to whom delivery shall be made;

(l) In connection with the lending of Foreign Securities; and

(m) For any other purpose, but only upon receipt of Authorized Instructions specifying (i) the Foreign Assets to be delivered and (ii) the person or persons to whom delivery of such securities shall be made.

2.3.2. PAYMENT OF CLIENT MONIES. Upon receipt of Authorized Instructions, which may be continuing instructions when deemed appropriate by the Parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of the Client in the following cases only:

(a) Upon the purchase of Foreign Securities for the Client, unless otherwise directed by Authorized Instructions, by (i) settling transactions in accordance with trading and processing practices customary in the jurisdiction or market where the transaction occurs, including, as appropriate, delivering money to the seller thereof or to a dealer therefore (or an agent for such seller or dealer) against expectation of receiving later delivery of such Foreign Assets; or (ii) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

(b) In connection with the conversion, exchange or surrender of Foreign Securities of the Client;

(c) For the payment of any expense or liability of the Client, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under the Agreement, legal fees, accounting fees, and other operating expenses;

(d) For the purchase or sale of foreign exchange or foreign exchange contracts for the Client, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

(e) In connection with trading in options, futures contracts, options on futures contracts, swaps or other derivative instruments for the Client, including delivery as original margin and variation margin;

(f) Upon the purchase of Foreign Securities as a free trade, provided that applicable Authorized Instructions shall set forth (i) the amount of such payment and (ii) the person or persons to whom payment shall be made;

(g) For payment of part or all of the dividends received in respect of securities sold short;

(h) In connection with the borrowing or lending of Foreign Securities in accordance with the terms and conditions of a separate securities lending agreement approved in writing by the Client; and

(i) For any other purpose, but only upon receipt of Authorized Instructions specifying (i) the amount of such payment and (ii) the person or persons to whom such payment is to be made.

SECTION 2.4. REGISTRATION OF FOREIGN SECURITIES. The Foreign Securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the Client, in the name of any nominee of the Client, in the name of any nominee of the Custodian, in the name of any nominee of a Foreign Sub-Custodian or in the name of any nominee of a Securities System. The Client agrees to hold any such nominee harmless from any liability as a holder of record of such Foreign Securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of the Client under the terms of the Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

SECTION 2.5 BANK ACCOUNTS. The Custodian shall identify on its books as belonging to the Client cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of the Client with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of the Agreement to hold cash received by or from or for the account of the Client. Cash maintained on the books of the Custodian in London, regardless of currency denomination, shall be payable only at the Custodian's London Branch.

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SECTION 2.6. COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Client shall be entitled and shall credit such income, as collected, to the Client. In the event that extraordinary measures are required to collect such income, the Client and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

SECTION 2.7. SHAREHOLDER RIGHTS. With respect to the Foreign Securities held pursuant to this Section 2, the Custodian shall use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Client acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Client to exercise shareholder rights.

SECTION 2.8. COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian shall transmit promptly to the Client written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the Foreign Securities being held for the account of the Client (including, without limitation, pendency of calls and maturities of Foreign Securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Client written information with respect to materials so received by the Custodian from issuers of the Foreign Securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with Foreign Securities or other property of the Client at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such Foreign Securities or property and (ii) the Custodian receives Authorized Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three (3) business days prior to the date on which the Custodian is to take action to exercise such right or power.

SECTION 2.9. LIABILITY OF FOREIGN SUB-CUSTODIANS. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. Where possible, at the Client's election, the Client shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Client have not been made whole for any such loss, damage, cost, expense, liability or claim.

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SECTION 2.10. LIABILITY OF CUSTODIAN. The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian.


APPENDIX A - COUNTRIES

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                                                                     SCHEDULE 15

                              CUSTODY FEE SCHEDULE

     This Schedule is an integral part of the Agreement to which it is attached. Capitalized terms shall have the meaning given to them in the Agreement, unless otherwise noted. References herein to "Schedule" are to this Schedule 15.

     For fulfilling its obligations under the Agreement, Custodian shall receive compensation according to the following schedule, which shall remain fixed for a period of three (3) years from the date the Agreement was first executed, provided that the nature of the property in the Account and the services required by the Client under the Agreement with respect to the Account remain materially the same:


DOMESTIC ASSET FEE (PER ANNUM):
1/4 basis points (.000025) on Account average monthly net asset value as determined by Client or its accounting service provider.

ACCOUNT ADMINISTRATION FEE (PER ANNUM):
$1,000


TRANSACTION FEES:
$ 3 per book entry buy/sell
$ 20 per physical buy/sell
$ 3 per incoming wire
$ 5 per outgoing wire
$ 3 per paydown
$ 15 per option and future transaction
$ 30 per non-Custodian foreign exchange
$250 per broker relationship (one time, assumes utilization of Custodian agreement) No custody charge for internal bank transfers


TRANSACTIONS INCLUDE PURCHASES, SALES, FREE RECEIPTS/FREE DELIVERIES, PER ACTIVITY ASSET BASED FEES ARE ANNUALIZED.

                             GLOBAL CUSTODY CHARGES

Assets held in specific countries will incur additional annualized asset-based charges, plus transaction charges associated with each region.


                                    DEVELOPED

TIER I

Canada              Japan             3.0 basis points on the market value
Euroclear           New Zealand       $25 per buy/sell transaction
Sweden              Switzerland
Italy               United Kingdom


TIER II

Australia           Luxembourg        4.5 basis points on the market value
Belgium             Mexico            $25 per buy/sell transaction
CEDEL               Norway
Germany             South Africa
Ireland             France
Netherlands Spain


TIER III

Argentina           Portugal          7.0 basis points on the market value
Austria             Singapore         $25 per buy/sell transaction
Brazil              South Korea
Denmark             Sri Lanka
Hong Kong           Thailand
Malaysia            Turkey
Finland

                                  INTERMEDIATE

TIER IV

Czech Republic      Israel            12.0 basis points on the market value
Greece              Peru              $50 per buy/sell transaction
Hungary             Tiawan
Indonesia           Zimbabwe

TIER V

Bangladesh          Pakistan          20.0 basis points on the market value
Bermuda             Philippines       $60 per buy/sell transaction
Botswana            Poland
Ghana               Slovak Republic
Kenya               Uruguay
Mauritius


                                    EMERGING

TIER VI

Bolivia             India             40 basis points on the market value
Chile               Jordan            $85 per buy/sell transaction
China - Shanghai    Morocco
China - Shenzhen    Namibia
Colombia            Panama
Cyprus              Russia
Ecuador             Slovak Republic
Egypt               Venezuela
Estonia             Zambia

                             ANCILLARY FEES/SERVICES

                             OUT-OF-POCKET EXPENSES

     Custodian will pass through to the Client any reasonable, properly vouched out-of-pocket expenses incurred by the Custodian in the discharge of its duties under this Agreement, which expenses are limited to postage, courier expense, registration fees, stamp duties, Federal sale charges, telex charges, custom reporting, consulting costs, proxy voting expenses and other expenses as the Parties may mutually agree.

                                 ON-LINE ACCESS

     Custodian will provide on-line access to the Client via the Custodian's Client Reporting software. The Client will be responsible for all communication charges or frame relay costs related to on-line usage.

                               SECURITIES LENDING

     Securities lending services (if applicable) will be provided under separate contractual arrangements between the Client and Custodian. If third party securities lending services are utilized by the Client, additional administrative fees may apply.

                                      NOTE

     Custodian offers other services not covered under the above schedule. These services are covered under separate fee schedules. Additional services include:
Investment Management, Non-Collectivized Real Estate and Mortgage Custody, Securities Lending, Performance Measurement and Analytics, Back Office and Private Label Services.

                              DAILY CREDITS/CHARGES

     The Account may earn interest on balances, including disbursement balances and balances arising from purchase and sale transactions. For each month during which the Custodian holds property for the Client, there shall be an adjustment to the custody fees, calculated as follows. For each day of the month in which the closing cash balance of the Account is more than zero, such cash balance amount will earn interest calculated by taking the amount of the idle balance multiplied by the Overnight Federal Funds Rate (defined below) minus .50% divided by 365 days. The amount of interest credit shall be known as the "Daily Credits." Alternatively, for each day of the month in which the closing balance of the Account is less than zero (an "overdraft"), the overdraft amount will be subject to a charge calculated by taking the amount of the overdraft multiplied by the Overnight Federal Funds Rate (defined

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below) plus .50% divided by 365 days. The amount of interest charge shall be known as "Daily Charges." The net of the Daily Credits and Daily Charges for a particular month will be credited or debited, as the case may be, to the Monthly Notification for the applicable period. Monthly credit balances will roll forward to offset future Custodian fees and expenses. Unused Daily Credits will expire at calendar year end. Credit balances may not be transferred. They are used exclusively to offset Custodian fees and expenses and shall not be applied against investment or other related expenses. A Daily Charge shall not apply to the extent that an overdraft is solely due to Custodian error.

     The term "Overnight Federal Funds Rate" shall mean, for any month, the average of daily "Federal Funds Rates" for such month. In turn, the daily Federal Funds Rates shall mean, for any day, the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers on such day, as published by the Federal Reserve Bank of New York on the business day next succeeding such day.

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                                   APPENDIX A

                               SELECTED COUNTRIES

Argentina
Australia
Austria
Bahrain
Bangladesh
Belgium
Bermuda
Bolivia
Botswana
Brazil
Canada
Chile
China/Shenzhen
China/Shanghai
Colombia
Costa Rica*
Croatia
Czech Republic
Denmark
Ecuador
Egypt
Estonia*
Finland
France
Germany
Greece
Hong Kong
Ghana
Hungary
Iceland
India
Indonesia
Ireland
Israel
Italy
Japan
Jordan
Kazakhstan
Kenya
Korea, Republic of
Lebanon
Luxembourg
Malaysia
Mauritius
Mexico
Morocco
Namibia
The Netherlands
New Zealand
Norway
Oman
Pakistan
Panama
Peru
The Philippines
Poland
Portugal
Romania
Russia*
Singapore
Slovakia
Slovenia
South Africa
Spain
Sri Lanka
Sweden
Switzerland
Taiwan
Thailand
Trinidad & Tobago*
Tunisia*
Turkey
Uganda
Ukraine
United Kingdom
Uruguay
Venezuela
Vietnam
Zambia
Zimbabwe

*NOTE: CUSTODIAN WILL NOT ACT AS A FOREIGN CUSTODY MANAGER WITH RESPECT TO ASSETS HELD IN THIS COUNTRY. HOLDING ASSETS AND USE OF MELLON'S USUAL SUBCUSTODIAN IN THIS COUNTRY IS SUBJECT TO INSTRUCTIONS BY THE FUND AND ITS EXECUTION OF A SEPARATE LETTER AGREEMENT PERTAINING TO CUSTODY AND MARKET RISKS.

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